EXHIBIT 23.1


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         The undersigned, Freidman, Alpren & Green, LLP, hereby consents to the use of our name and use of our auditor=s report dated March 21, 2000 which appears in the Form 10-KSB filed of Internet Cable Corporation dated April 7, 2000.





                                               /s/ Friedman, Alpren & Green, LLP
                                               ---------------------------------
April 7, 2000                                      Friedman, Alpren & Green, LLP